EXHIBIT 5

[Letterhead of Berenbaum, Weinshienk & Eason, P.C.]

March 20, 2003

Evergreen Resources, Inc.
1401 17th Street, Suite 1200
Denver, Colorado  80202

Ladies and Gentlemen:

                                We have served as counsel for Evergreen Resources, Inc. (the "Company") in connection with its registration under the Securities Act of 1933, as amended (the “Act”), of an aggregate 450,000 shares of its common stock, no par value (“Common Stock”), which are proposed to be offered and sold pursuant to the 2000 Stock Incentive Plan of Evergreen Resources, Inc. and an aggregate of 349,190 shares of its Common Stock pursuant to the Evergreen Resources, Inc. Key Employee Equity Plan (the "Plans").  The Company is filing today a Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") with respect to the Common Stock.  This opinion is provided pursuant to the requirements of Item 8(a) of Form S-8 and Item 601(b)(5) of Regulation S-K.

                                We have reviewed the Company's certificate of incorporation and bylaws, each as amended to date, and have examined the originals, or copies certified or otherwise identified to our satisfaction, of corporate records of the Company, including minute books of the Company as furnished to us by the Company, certificates of public officials and of representatives of the Company, statutes and other instruments and documents, as a basis for the opinions hereinafter expressed.  In rendering this opinion, we have relied upon certificates of public officials and officers of the Company with respect to the accuracy of the factual matters contained in such certificates.  We also have reviewed the Plan and the Registration Statement.

                                In connection with such review, we have assumed with your permission  (1) the genuineness of all signatures and the legal competence of all signatories; (2) the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified or photostatic copies; and (3) the proper issuance and accuracy of certificates of public officials and officers and agents of the Company.  In rendering opinions as to future events, we have assumed the facts and law existing on the date hereof.

                                Based upon the foregoing and the qualifications and limitations set forth above, and having regard for such legal considerations as we have deemed relevant, we are of the opinion that the Common Stock has been duly and validly authorized, and when (1) the Registration Statement has become effective under the Act and (2) the Common Stock is issued and sold in the manner and upon the terms set forth in the Plans and in resolutions of the Company’s Board of Directors, such Common Stock will be legally issued, fully paid and nonassessable.

                                This opinion is delivered solely for your benefit in connection with the Registration Statement and the transactions provided for therein and may not be relied upon by any other person or for any other purpose without our prior written consent.

                                This opinion is limited to the laws of the State of Colorado, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.  This opinion is rendered as of the date hereof, and we undertake no obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof.

                                We hereby consent to being named in the Registration Statement as attorneys who passed upon the validity of the Common Stock and to the filing of a copy of this opinion as Exhibit 5 to the Registration Statement.  In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act, or other rules and regulations of the Commission thereunder.

Very truly yours, Berenbaum, Weinshienk & Eason, P.C. /s/ Berenbaum, Weinshienk & Eason, P.C.